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                                                                    EXHIBIT 23.4

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of LDDS Communications, Inc. on Form S-4 of our report dated March 7, 1994 (which report is based in part on the report of other auditors) appearing in the Annual Report on Form 10-K, as amended, of IDB Communications Group, Inc. for the year ended December 31, 1993, and to the reference to us under the headings "Summary Financial Data" and "Experts" in the Prospectus which is part of this Registration Statement.

/s/  DELOITTE & TOUCHE LLP
Deloitte & Touche LLP

Los Angeles, CA

November 29, 1994